UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006.

RANCHER ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1740, Denver, Colorado 80202

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In a Current Report on Form 8-K filed by Rancher Energy Corp. (the “Company”) on December 27, 2006 (the “Original Report”), the Company disclosed in Item 2.01 that it and Nielson & Associates Inc., a Wyoming corporation (“Nielson”), had closed the Purchase and Sale Agreement between the Company and Nielson dated October 1, 2006 pertaining to certain working interests in oil fields located in Wyoming’s Powder River Basin. This amendment on Form 8-K/A amends and restates Item 9.01 of the Original Report.

Item 9.01	Financial Statements and Exhibits

The financial statements related to Item 2.01 of this Current Report on Form 8-K are not included, and the Company expects to file the relevant financial statements not later than 71 calendar days after the date of this Current Report on Form 8-K.

Exhibit Number	Description

Exhibit 10.1	Amendment effective as of December 15, 2006, to Purchase and Sale Agreement between Nielson & Associates, Inc. and Rancher Energy Corp. dated October 1, 2006.

Exhibit 99.1	December 27, 2006 Press Release entitled “Rancher Energy Completes Acquisition of Two High Caliber Oil Projects - South Glenrock B and Cole Creek South.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:  /s/ John Works

Name: John Works
Title:  President, Principal Executive Officer and Principal Financial Officer

Dated: January 16, 2006